Exhibit 99.1

SPX Reports Second Quarter 2020 Results

Q2 GAAP EPS of $0.62; Adjusted EPS* of $0.64
Balanced Portfolio Supported Strong Q2 Results
Successfully Navigating COVID-19 Challenges

CHARLOTTE, N.C., July 30, 2020 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended June 27, 2020.

Gene Lowe, President and CEO, remarked, “I am very pleased with our second quarter performance, which reflects solid operational execution and highlights the strengths of our balanced portfolio and our business system, which has allowed us to quickly adapt to changing conditions. Although we experienced COVID-19 pandemic-related headwinds during Q2, we maintained stable revenues and adjusted operating income.”

Mr. Lowe continued, “As we assess the key drivers of our performance for the second half of 2020, we see continued risks associated with the spread of COVID-19 in our largest market, the United States. However, we have multiple tools to continue successfully navigating through the pandemic, and anticipate generating significant cash and profits during the remainder of the year. We ended the second quarter with a very strong balance sheet and available liquidity, positioning us for continued capital deployment, including attractive acquisition opportunities that accelerate our strategic growth plans.”

Second Quarter 2020 Overview:

For the second quarter of 2020, the company reported revenue of $373.2 million and operating income of $34.4 million, compared with revenue of $372.4 million and operating income of $26.3 million in the second quarter of 2019. Diluted income per share from continuing operations in the second quarter of 2020 was $0.62, compared with a diluted income per share from continuing operations of $0.43 in the second quarter of 2019.

SPX’s adjusted revenue* was $371.2 million and adjusted operating income* was $41.5 million, compared with adjusted revenue* of $371.6 million and adjusted operating income* of $40.7 million in the second quarter of 2019. Adjusted income per share* in the second quarter of 2020 was $0.64, compared with $0.67 in the second quarter of 2019.

Second Quarter and Year-to-Date Financial Comparison:

GAAP Results:

($ millions)	Q2 2020	Q2 2019	2020 YTD	2019 YTD
Revenue	$373.2	$372.4	$742.5	$716.0
Segment Income	47.6	41.4	94.8	62.2
Operating Income	34.4	26.3	67.1	29.3

Adjusted Results:

($ millions)	Q2 2020	Q2 2019	2020 YTD	2019 YTD
Adjusted Revenue*	$371.2	$371.6	$736.5	$723.1
Adjusted Segment Income*	54.2	54.7	108.0	101.0
Adjusted Operating Income*	41.5	40.7	80.7	72.6

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC

Revenue for Q2 2020 was $132.3 million, compared with $130.9 million in Q2 2019, an increase of 1.1%, including a 10.4% increase from acquisitions and a 0.4% unfavorable impact related to currency fluctuation. Organic revenue* decreased 8.9%, primarily reflecting an increase in international cooling volumes, more than offset by a decline in demand for heating products, including a negative impact of the COVID-19 pandemic on customer demand.

Segment income in Q2 2020 was $18.2 million, compared to $16.7 million in Q2 2019. Adjusted segment income*, which excludes intangible amortization expense of $0.7 million, was $18.9 million, or 14.3% of revenue. This compares with adjusted segment income* of $16.8 million, or 12.8% of revenue in Q2 2019, which excludes intangible amortization expense of $0.1 million. The increase in adjusted segment income* and 150 basis points increase in adjusted segment income margin* were due to stronger operational execution and a more favorable product mix in our domestic cooling business.

Detection & Measurement

Revenue for Q2 2020 was $92.1 million, compared with $101.7 million in Q2 2019, a decrease of 9.4%, including a 0.5% unfavorable impact related to currency fluctuation. Organic revenue* decreased 8.9%, largely due to lower sales of Communication Technologies and Locators products, with a significant portion of the decrease attributable to lower customer demand and project order delays associated with the COVID-19 pandemic.

Segment income in Q2 2020 was $16.0 million, compared to $21.7 million in Q2 2019. Adjusted segment income*, which excludes intangible amortization expense of $1.7 million, was $17.7 million, or 19.2% of revenue. This compares with adjusted segment income* of $24.9 million, or 24.5% of revenue, in Q2 2019, which excludes intangible amortization expense of $2.3 million and acquisition-related costs of $0.9 million. The 530 basis points decrease in adjusted segment income margin* was driven primarily by the decrease in volumes noted above and a less favorable business mix associated with lower shipments of higher margin products.

Engineered Solutions

Revenue in Q2 2020 was $146.8 million, compared with $139.0 million in Q2 2019, an increase of 5.6%, which included an organic increase of 5.9% and a 0.3% unfavorable impact related to currency fluctuation. The organic increase was driven by higher revenue in our Transformers business, associated with higher manufacturing throughput due to improved execution.

Segment income in Q2 2020 was $17.6 million, or 12.0% of revenue, compared with segment income of $13.0 million, or 9.4% of revenue, in Q2 2019. The increase in income and margin was driven by a more favorable sales mix, improved pricing discipline, and improved throughput at the Transformers business’s manufacturing facilities.

All Other

All Other, which includes the South African and Heat Transfer operations, had revenue of $2.0 million in Q2 2020, compared with $0.8 million in Q2 2019. The increase was due largely to a prior-year adjustment that reduced the cumulative revenue associated with the South African projects by $6.0 million in Q2 2019.

All Other incurred a loss in Q2 2020 of $4.2 million, compared with a loss of $10.0 million in Q2 2019. The decrease in the loss was due primarily to the revenue adjustment noted above associated with the South African projects in the prior year period.

Financial Update:

As of June 27, 2020, SPX had total outstanding debt of $517.9 million and total cash of $190.2 million. During Q2 2020, SPX generated net operating cash from continuing operations of $27.1 million. Net leverage, as calculated under the company’s bank credit agreement, was 1.5x, a modest reduction from Q1 2020.

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Adjusted results for the company exclude, among other items, the effect of the South African and Heat Transfer operations, categorized as “All Other” in the company’s segment reporting structure. The company reports separately on the results of the “All Other” category. The company anticipates reporting the results of businesses included in the “All Other” category as discontinued operations, at such time as they meet the accounting requirements for this treatment.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended June 27, 2020 with the Securities and Exchange Commission on or before August 6, 2020. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss first quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 3089269

A replay of the call will be available by telephone through Thursday, August 6th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 3089269

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the third quarter of 2020 and SPX will also be virtually participating in the Ideas Conference on August 27th, the Vertical Annual Global Industrials Conference on September 9th, and the Sidoti Fall Conference on September 23rd.

About SPX Corporation: SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2019 and over 4,500 employees in 17 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Please read these forward-looking statements in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and its most recent quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. In addition to the risks and uncertainties identified in those filings, the forward-looking statements contained in this press release are subject to risks and uncertainties related to the COVID-19 pandemic, including the impact of the pandemic or related government responses on the company’s businesses, the businesses of its customers and vendors, and whether the company’s businesses and those of its customers and vendors will continue to be treated as “essential” operations under government orders restricting business activities or, even if so treated, whether health and safety concerns might otherwise require certain of the company’s operations to be halted for some period of time. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, forward-looking statements are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019

Revenues	$373.2	$372.4	$742.5	$716.0
Costs and expenses:
Cost of products sold	259.2	264.2	514.4	524.6
Selling, general and administrative	75.8	78.2	154.7	154.9
Intangible amortization	2.4	2.4	5.0	4.0
Special charges, net	1.4	1.3	1.7	1.4
Other operating (income) expense	—	—	(0.4)	1.8
Operating income	34.4	26.3	67.1	29.3

Other income, net	5.8	1.9	6.5	9.1
Interest expense	(4.8)	(5.3)	(9.5)	(10.6)
Interest income	0.1	0.6	0.1	0.9
Income from continuing operations before income taxes	35.5	23.5	64.2	28.7
Income tax provision	(7.1)	(4.1)	(13.1)	(8.7)
Income from continuing operations	28.4	19.4	51.1	20.0

Income (loss) from discontinued operations, net of tax	—	—	—	—
Loss on disposition of discontinued operations, net of tax	(1.3)	(0.2)	(1.3)	(1.6)
Loss from discontinued operations, net of tax	(1.3)	(0.2)	(1.3)	(1.6)

Net income	$27.1	$19.2	$49.8	$18.4

Basic income per share of common stock:
Income from continuing operations	$0.64	$0.44	$1.15	$0.46
Loss from discontinued operations	(0.03)	—	(0.03)	(0.04)
Net income per share	$0.61	$0.44	$1.12	$0.42

Weighted-average number of common shares outstanding — basic	44.590	43.914	44.452	43.767

Diluted income per share of common stock:
Income from continuing operations	$0.62	$0.43	$1.12	$0.45
Loss from discontinued operations	(0.03)	—	(0.03)	(0.04)
Net income per share	$0.59	$0.43	$1.09	$0.41

Weighted-average number of common shares outstanding — diluted	45.648	44.892	45.620	44.750

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	June 27, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$190.2	$54.7
Accounts receivable, net	239.5	265.9
Contract assets	65.5	63.4
Inventories, net	181.6	154.9
Other current assets (includes income taxes receivable of $24.9 and $23.0 at June 27, 2020 and December 31, 2019, respectively)	92.2	93.2
Total current assets	769.0	632.1
Property, plant and equipment:
Land	19.2	18.7
Buildings and leasehold improvements	120.6	121.9
Machinery and equipment	349.6	342.6
	489.4	483.2
Accumulated depreciation	(311.3)	(304.1)
Property, plant and equipment, net	178.1	179.1
Goodwill	451.0	449.3
Intangibles, net	246.5	251.7
Other assets	603.6	605.9
Deferred income taxes	8.2	16.4
TOTAL ASSETS	$2,256.4	$2,134.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$137.9	$141.6
Contract liabilities	91.1	100.8
Accrued expenses	201.4	220.4
Income taxes payable	2.7	2.2
Short-term debt	266.8	142.6
Current maturities of long-term debt	4.1	1.0
Total current liabilities	704.0	608.6

Long-term debt	247.0	249.9
Deferred and other income taxes	26.3	26.3
Other long-term liabilities	727.0	747.3
Total long-term liabilities	1,000.3	1,023.5

Equity:
Common stock	0.5	0.5
Paid-in capital	1,303.4	1,302.4
Retained deficit	(535.5)	(584.8)
Accumulated other comprehensive income	235.3	244.3
Common stock in treasury	(451.6)	(460.0)
Total equity	552.1	502.4
TOTAL LIABILITIES AND EQUITY	$2,256.4	$2,134.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE AND OTHER OPERATING SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	June 27, 2020	June 29, 2019	Δ	%/bps	June 27, 2020	June 29, 2019	Δ	%/bps
HVAC reportable segment

Revenues	$132.3	$130.9	$1.4	1.1%	$250.8	$259.3	$(8.5)	(3.3)%
Gross profit	44.1	40.9	3.2		84.5	82.5	2.0
Selling, general and administrative expense	25.2	24.1	1.1		49.8	47.2	2.6
Intangible amortization expense	0.7	0.1	0.6		1.5	0.2	1.3
Income	$18.2	$16.7	$1.5	9.0%	$33.2	$35.1	$(1.9)	(5.4)%
as a percent of revenues	13.8%	12.8%		100 bps	13.2%	13.5%		-30 bps

Detection & Measurement reportable segment

Revenues	$92.1	$101.7	$(9.6)	(9.4)%	$184.0	$186.8	$(2.8)	(1.5)%
Gross profit	37.8	46.6	(8.8)		79.7	86.0	(6.3)
Selling, general and administrative expense	20.1	22.6	(2.5)		42.0	43.5	(1.5)
Intangible amortization expense	1.7	2.3	(0.6)		3.5	3.8	(0.3)
Income	$16.0	$21.7	$(5.7)	(26.3)%	$34.2	$38.7	$(4.5)	(11.6)%
as a percent of revenues	17.4%	21.3%		-390 bps	18.6%	20.7%		-210 bps

Engineered Solutions reportable segment

Revenues	$146.8	$139.0	$7.8	5.6%	$301.7	$277.0	$24.7	8.9%
Gross profit	32.4	26.2	6.2		64.1	47.8	16.3
Selling, general and administrative expense	14.8	13.2	1.6		28.6	26.8	1.8
Income	$17.6	$13.0	$4.6	35.4%	$35.5	$21.0	$14.5	69.0%
as a percent of revenues	12.0%	9.4%		260 bps	11.8%	7.6%		420 bps

All Other

Revenues	$2.0	$0.8	$1.2	150.0%	$6.0	$(7.1)	$13.1	184.5%
Gross profit (loss)	(0.3)	(5.5)	5.2		(0.2)	(24.9)	24.7
Selling, general and administrative expense	3.9	4.5	(0.6)		7.9	7.7	0.2
Loss	$(4.2)	$(10.0)	$5.8	(58.0)%	$(8.1)	$(32.6)	$24.5	(75.2)%

Consolidated Revenues	$373.2	$372.4	$0.8	0.2%	$742.5	$716.0	$26.5	3.7%
Consolidated Segment Income	47.6	41.4	6.2	15.0%	94.8	62.2	32.6	52.4%
as a percent of revenues	12.8%	11.1%		170 bps	12.8%	8.7%		410 bps

Total segment income	$47.6	$41.4	$6.2		$94.8	$62.2	$32.6
Corporate expense	8.5	10.5	(2.0)		19.6	22.9	(3.3)
Long-term incentive compensation expense	3.3	3.3	—		6.8	6.8	—
Special charges, net	1.4	1.3	0.1		1.7	1.4	0.3
Other operating (income) expense	—	—	—		(0.4)	$1.8	(2.2)
Consolidated operating income	$34.4	$26.3	$8.1	30.8%	$67.1	$29.3	$37.8	129.0%
as a percent of revenues	9.2%	7.1%		210 bps	9.0%	4.1%		490 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Cash flows from (used in) operating activities:
Net income	$27.1	$19.2	$49.8	$18.4
Less: Loss from discontinued operations, net of tax	(1.3)	(0.2)	(1.3)	(1.6)
Income from continuing operations	28.4	19.4	51.1	20.0
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Special charges, net	1.4	1.3	1.7	1.4
Gain on change in fair value of equity security	(5.3)	(1.6)	(5.3)	(7.9)
Deferred and other income taxes	7.1	1.9	11.0	4.4
Depreciation and amortization	9.3	8.5	18.5	16.6
Pension and other employee benefits	1.4	2.3	3.6	5.1
Long-term incentive compensation	3.3	3.3	6.8	6.8
Other, net	1.7	0.3	2.4	0.6
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	25.0	23.5	48.8	71.0
Inventories	(5.4)	(3.6)	(28.1)	(18.0)
Accounts payable, accrued expenses and other	(38.5)	(37.6)	(78.9)	(69.8)
Cash spending on restructuring actions	(1.3)	(1.2)	(1.8)	(2.2)
Net cash from continuing operations	27.1	16.5	29.8	28.0
Net cash used in discontinued operations	(0.4)	(0.6)	(3.5)	(1.5)
Net cash from operating activities	26.7	15.9	26.3	26.5

Cash flows from (used in) investing activities:
Proceeds from company-owned life insurance policies, net	—	1.9	1.1	2.4
Business acquisition, net of cash acquired	—	(0.2)	—	(77.2)
Net proceeds from sales of assets	—	—	—	5.5
Capital expenditures	(5.8)	(2.5)	(9.4)	(6.2)
Net cash used in continuing operations	(5.8)	(0.8)	(8.3)	(75.5)
Net cash from discontinued operations	—	—	—	—
Net cash used in investing activities	(5.8)	(0.8)	(8.3)	(75.5)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	12.3	178.7	101.6
Repayments under senior credit facilities	—	(22.3)	(88.7)	(86.8)
Borrowings under trade receivables financing arrangement	10.0	5.0	65.0	45.0
Repayments under trade receivables financing arrangement	(3.0)	(15.0)	(30.0)	(44.0)
Net borrowings (repayments) under other financing arrangements	(0.7)	(0.1)	(1.4)	2.7
Payment of contingent consideration	—	—	(1.5)	—
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	0.5	1.1	(2.3)	(4.8)
Net cash from (used in) continuing operations	6.8	(19.0)	119.8	13.7
Net cash from discontinued operations	—	—	—	—
Net cash from (used in) financing activities	6.8	(19.0)	119.8	13.7
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.6)	(0.5)	(2.3)	1.1
Net change in cash and equivalents	27.1	(4.4)	135.5	(34.2)
Consolidated cash and equivalents, beginning of period	163.1	39.0	54.7	68.8
Consolidated cash and equivalents, end of period	$190.2	$34.6	$190.2	$34.6

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Six months ended
	June 27, 2020
Beginning cash and equivalents	$54.7
Cash from continuing operations	29.8
Capital expenditures	(9.4)
Proceeds from company-owned life insurance policies, net	1.1
Borrowings under senior credit facilities	178.7
Repayments under senior credit facilities	(88.7)
Net borrowings under other financing arrangements	33.6
Payment of contingent consideration	(1.5)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(2.3)
Cash used in discontinued operations	(3.5)
Change in cash due to changes in foreign currency exchange rates	(2.3)
Ending cash and equivalents	$190.2

	Debt at				Debt at
	December 31, 2019	Borrowings	Repayments	Other	June 27, 2020
Revolving loans	$140.0	$178.7	$(88.7)	$—	$230.0
Term loan	250.0	—	—	—	250.0
Trade receivables financing arrangement	—	65.0	(30.0)	—	35.0
Other indebtedness	5.3	—	(1.4)	0.6	4.5
Less: Deferred financing costs associated with the term loan	(1.8)	—	—	0.2	(1.6)
Totals	$393.5	$243.7	$(120.1)	$0.8	$517.9

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT AND ENGINEERED SOLUTIONS REPORTABLE SEGMENTS
(Unaudited)

	Three months ended June 27, 2020
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth (Decline)	1.1%	(9.4)%	5.6%

Exclude: Foreign Currency	(0.4)%	(0.5)%	(0.3)%

Exclude: Acquisitions	10.4%	—%	—%

Organic Revenue Growth (Decline)	(8.9)%	(8.9)%	5.9%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Consolidated revenue	$373.2	$372.4	$742.5	$716.0

Exclude: "All Other" operating segments(1)	2.0	0.8	6.0	(7.1)

Adjusted consolidated revenue	$371.2	$371.6	$736.5	$723.1

Total segment income	$47.6	$41.4	$94.8	$62.2

Exclude: "All Other" operating segments(1)	(4.2)	(10.0)	(8.1)	(32.6)

Exclude: One time acquisition related costs (2)	—	(0.9)	(0.1)	(2.2)

Exclude: Amortization expense (3)	(2.4)	(2.4)	(5.0)	(4.0)

Adjusted segment income	$54.2	$54.7	$108.0	$101.0
as a percent of adjusted revenues (4)	14.6%	14.7%	14.7%	14.0%

HVAC REPORTABLE SEGMENT:
	Three months ended
	June 27, 2020	June 29, 2019
HVAC segment income	$18.2	$16.7

Exclude: One time acquisition related costs (2)	—	—

Exclude: Amortization expense (3)	(0.7)	(0.1)

HVAC adjusted segment income	$18.9	$16.8
as a percent of HVAC segment revenues (4)	14.3%	12.8%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended
	June 27, 2020	June 29, 2019
Detection & Measurement segment income	$16.0	$21.7

Exclude: One time acquisition related costs (2)	—	(0.9)

Exclude: Amortization expense (3)	(1.7)	(2.3)

Detection & Measurement adjusted segment income	$17.7	$24.9
as a percent of Detection & Measurement segment revenues (4)	19.2%	24.5%

(1) Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses.

(2) Represents one-time acquisition related costs during the six months ended June 27, 2020 related to the HVAC reportable segment and additional "Cost of products sold" recorded during the three and six months ended June 29, 2019 related to the step-up of inventory (to fair value) acquired in connection with the Sabik and Cues acquisitions.

(3) Represents amortization expense associated with acquired intangible assets.

(4) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Operating income	$34.4	$26.3	$67.1	$29.3

Exclude:
Aggregate operating losses of the South Africa and Heat Transfer businesses (1)	(4.6)	(10.9)	(8.7)	(33.5)

One-time acquisition related costs (2)	(0.1)	(1.1)	(0.3)	(4.0)

Other operating income/expense (3)	—	—	0.4	(1.8)

Amortization expense (4)	(2.4)	(2.4)	(5.0)	(4.0)

Adjusted operating income	$41.5	$40.7	$80.7	$72.6
as a percent of adjusted revenues (5)	11.2%	11.0%	11.0%	10.0%

(1) Represents the removal of the financial results of these businesses, inclusive of "special charges" of $0.4 and $0.9 during the three months ended June 27, 2020 and June 29 2019, respectively, and $0.6 and $0.9 during the six months ended June 27, 2020 and June 29 2019, respectively.

(2) Represents one-time acquisition related costs during the three months ended June 27, 2020 and June 29, 2019 associated with (i) inventory step-up of $0.0 and $0.9, respectively, and (ii) integration and transaction costs of $0.1 and $0.2, respectively, and one-time acquisition related costs during the six months ended June 27, 2020 and June 29, 2019 associated with (i) inventory step-up of $0.0 and $2.2, respectively, and (ii) integration and transaction costs of $0.3 and $1.8, respectively.

(3) Represents income/expense associated with revisions to estimates of certain liabilities retained in connection with the 2016 sale of the dry cooling business.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See "Results of Reportable and Other Operating Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended June 27, 2020
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$47.6	$6.6	$54.2
Corporate expense (2)	(8.5)	0.1	(8.4)
Long-term incentive compensation expense	(3.3)	—	(3.3)
Special charges, net (3)	(1.4)	0.4	(1.0)
Operating income	34.4	7.1	41.5

Other income, net (4)	5.8	(5.1)	0.7
Interest expense, net	(4.7)	—	(4.7)
Income from continuing operations before income taxes	35.5	2.0	37.5
Income tax provision (5)	(7.1)	(1.3)	(8.4)
Income from continuing operations	28.4	0.7	29.1

Dilutive shares outstanding	45.648		45.648

Earnings per share from continuing operations	$0.62		$0.64

(1) Adjustment primarily represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($4.2) and (ii) amortization expense associated with acquired intangible assets ($2.4).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of restructuring charges associated with the Heat Transfer business.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($5.3) and (ii) non-service pension and postretirement charges ($0.2).

(5) Adjustment represents the tax impact of items (1) through (5) above.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended June 29, 2019
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$41.4	$13.3	$54.7
Corporate expense (2)	(10.5)	0.2	(10.3)
Long-term incentive compensation expense	(3.3)	—	(3.3)
Special charges, net (3)	(1.3)	0.9	(0.4)
Operating income	26.3	14.4	40.7

Other income, net (4)	1.9	(0.4)	1.5
Interest expense, net	(4.7)	—	(4.7)
Income from continuing operations before income taxes	23.5	14.0	37.5
Income tax provision (5)	(4.1)	(3.1)	(7.2)
Income from continuing operations	19.4	10.9	30.3

Dilutive shares outstanding	44.892		44.892

Earnings per share from continuing operations	$0.43		$0.67

(1) Adjustment represents the removal of (i) operating losses associated with the South Africa and Heat Transfer businesses ($10.0), (ii) inventory step-up charges related to the Cues and Sabik acquisitions ($0.9), and (iii) amortization expense associated with acquired intangible assets ($2.4).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period.

(3) Adjustment represents the removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($1.6), (ii) non-service pension and postretirement charges ($1.0) and (iii) removal of foreign currency losses associated with the South African projects ($0.2).

(5) Adjustment represents the tax impact of items (1) through (4) above.